Exhibit 15.1

McMoRan Exploration Co.

1615 Poydras St.

New Orleans, La. 70112

August 4, 2004

To the Board of Directors and Stockholders of McMoRan Exploration Co.:

We are aware of the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-95195 and 333-108408) and Forms S-8 (File Nos. 333-57484, 333-67485, 333-87380, 333-90170, 333-105533 and 333-115335) of  McMoRan Exploration Co. of our report dated August 4, 2004 relating to the unaudited condensed interim financial statements of McMoRan Exploration Co. that is included in its Form 10-Q for the quarter ended June 30, 2004.

Very truly yours,

/s/Ernst & Young LLP